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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Valentis, Inc. for the registration of 3,211,599 shares of its common stock and to the incorporation by reference therein of our report dated August 13, 2002 (except for paragraphs 5 through 10 of Organization and Basis of Presentation in Note 1, and Note 16, as to which the date is September 30, 2002), with respect to the consolidated financial statements of Valentis, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Palo Alto, California
March 21, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS